Exhibit 4.2

EXECUTION VERSION

AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT

THIS AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT (this “Agreement”) is entered into as of July 27, 2022 among BALCHEM CORPORATION, a Maryland corporation (the “Parent”), the other parties identified as “Obligors” on the signature pages hereto and such other parties that may become Obligors hereunder after the date hereof (each individually an “Obligor” and collectively the “Obligors”), and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the holders of the Obligations.

RECITALS

WHEREAS, the Parent, the other Loan Parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, executed a Credit Agreement, dated as of June 27, 2018 (as amended prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, in connection with the Existing Credit Agreement, the Parent and the other Obligors party hereto executed and delivered to the Administrative Agent a Security and Pledge Agreement, dated as of June 27, 2017 (as amended prior to the date hereof, the “Existing Security Agreement”);

WHEREAS, the Parent, the other Obligors and Loan Parties party thereto, the Lenders party thereto and the Administrative Agent have agreed to enter into the Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), in order to, inter alia, amend and restate the Existing Credit Agreement, pursuant to which the Lenders have agreed to make Loans and the L/C Issuers have agreed to issue Letters of Credit upon the terms and subject to the conditions set forth therein;

WHEREAS, as a condition to entering into the Credit Agreement and making the extensions of credit contemplated thereby, the Administrative Agent and the Lenders require the Parent and the other Obligors to enter into this Agreement in order to (i) amend and restate the Existing Security Agreement in its entirety and (ii) re-evidence the grant of security by, and the obligations of, the Obligors under the Existing Security Agreement;

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Security Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Security Agreement and re-evidence the obligations and liabilities of the Parent and the other Obligors thereunder, which shall be governed by the terms hereof; and

WHEREAS, it is also the intent of the Parent and the other Obligors to confirm that all obligations and Liens under the Existing Security Agreement shall continue in full force and effect as modified or restated hereby and that, from and after the date hereof, all references to the “Domestic Security Agreement” contained in any existing “Loan Documents” (as defined in the Existing Credit Agreement) shall be deemed to refer to this Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that the Existing Security Agreement is hereby amended and restated as follows:

1.           Definitions.

(a)         Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect from time to time in the State of New York except as such terms may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply (the “UCC”):  Accession, Account, Adverse Claim, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Consumer Goods, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Company Security, Investment Property, Letter-of-Credit Right, Manufactured Home, Money, Proceeds, Securities Account, Security Entitlement, Security, Software, Supporting Obligation and Tangible Chattel Paper.

(b)          In addition, the following terms shall have the meanings set forth below:

“Collateral” has the meaning provided in Section 2 hereof.

“Copyright License” means any written agreement, naming any Obligor as licensor, granting any right under any Copyright.

“Copyrights” means (a) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office, and (b) all renewals thereof.

“Patent License” means any agreement, whether written or oral, providing for the grant by or to an Obligor of any right to manufacture, use or sell any invention covered by a Patent.

“Patents” means (a) all letters patent of the United States or any other country and all reissues and extensions thereof, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof.

“Pledged Equity” means, with respect to each Obligor, (i) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary that is directly owned by such Obligor and (ii) 66% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause an adverse tax consequence) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956‑2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956‑2(c)(2)) in each Foreign Subsidiary that is directly owned by such Obligor, including the Equity Interests of the Subsidiaries owned by such Obligor as set forth on Schedule 1 hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such Equity Interests, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(1)       all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split,

revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and
(2)         in the event of any consolidation or merger involving the issuer thereof and in which such issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of an Obligor.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property or Instruments, and any other rights or claims to receive Money which are General Intangibles or which are otherwise included as Collateral.

“Trademark License” means any agreement, written or oral, providing for the grant by or to an Obligor of any right to use any Trademark.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise and (b) all renewals thereof.

“Work” means any work that is subject to copyright protection pursuant to Title 17 of the United States Code.

2.          Reaffirmation; Grant of Security Interest in the Collateral.  Each Obligor party to the Existing Security Agreement hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Existing Security Agreement and (ii) ratifies and reaffirms its grant of liens on and security interests in any of its properties (and any filings with Governmental Authorities made in connection therewith) pursuant to the Existing Security Agreement and confirms that such liens and security interests continue to secure the Obligations.  Furthermore, to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, each Obligor hereby pledges, assigns and grants, re-pledges, reassigns and re-grants, as applicable, to the Administrative Agent, for the benefit of the holders of the Obligations, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):  (a) all Accounts; (b) all Money; (c) all Chattel Paper; (d) those certain Commercial Tort Claims set forth on Schedule 2 hereto; (e) all Copyrights; (f) all Copyright Licenses; (g) all Deposit Accounts; (h) all Documents; (i) all Equipment; (j) all Fixtures; (k) all General Intangibles; (l) all Instruments; (m) all Inventory; (n) all Investment Property; (o) all Letter-of-Credit Rights; (p) all Patents; (q) all Patent Licenses; (r) all Pledged Equity; (s) all Software; (t) all Supporting Obligations; (u) all Trademarks; (v) all Trademark Licenses; (w) all Goods; and (x) all Accessions and all Proceeds of any and all of the foregoing.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement shall not extend to Excluded Property.

The Obligors and the Administrative Agent, on behalf of the holders of the Obligations, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Obligations, whether now existing or hereafter arising and

(ii) is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.
3.           Representations and Warranties.  Each Obligor hereby represents and warrants to the Administrative Agent, for the benefit of the holders of the Obligations, that:

(a)          Ownership.  Each Obligor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same.  There exists no Adverse Claim with respect to the Pledged Equity of such Obligor.

(b)        Security Interest/Priority.  This Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the holders of the Obligations, in the Collateral of such Obligor and, when financing statements have been filed in the appropriate offices against such Obligor, the Administrative Agent will have a valid and fully perfected, first priority security interest in such Collateral (including all uncertificated Pledged Equity consisting of partnership or limited liability company interests that do not constitute Securities), to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens; provided that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Permitted Liens.  The taking possession by the Administrative Agent of the certificated securities (if any) evidencing the Pledged Equity and all other Instruments constituting Collateral will perfect and establish the first priority of the Administrative Agent’s security interest in all the Pledged Equity evidenced by such certificated securities and such Instruments.  With respect to any Collateral consisting of a Deposit Account, Security Entitlement or held in a Securities Account, upon execution and delivery by the applicable Obligor, the applicable Securities Intermediary and the Administrative Agent of an agreement granting control to the Administrative Agent over such Collateral, the Administrative Agent shall have a valid and perfected, first priority security interest in such Collateral.

(c)        Types of Collateral.  No portion of the Collateral in excess of $1,000,000 in the aggregate consists of, or is the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes or standing timber.

(d)         Equipment and Inventory.  With respect to any Equipment and/or Inventory of an Obligor, each such Obligor has exclusive possession and control of such Equipment and Inventory of such Obligor except for (i) Equipment leased by such Obligor as a lessee or (ii) Equipment or Inventory in transit with common carriers.  No Inventory in excess of $1,000,000 of an Obligor is held by a Person other than an Obligor pursuant to consignment, sale or return, sale on approval or similar arrangement.

(e)         Authorization of Pledged Equity.  All Pledged Equity is duly authorized and validly issued, is fully paid and, to the extent applicable, nonassessable and is not subject to the preemptive rights, warrants, options or other rights to purchase of any Person, or equityholder, voting trust or similar agreements outstanding with respect to, or property that is convertible, into, or that requires the issuance and sale of, any of the Pledged Equity, except to the extent expressly permitted under the Loan Documents.

(f)          No Other Equity Interests, Instruments, Etc.  As of the Closing Date, no Obligor owns any certificated Equity Interests in any Subsidiary that are required to be pledged and delivered to the Administrative Agent hereunder other than as set forth on Schedule 1 hereto, and all such certificated Equity Interests have been delivered to the Administrative Agent.

(g)         Partnership and Limited Liability Company Interests.   Except as previously disclosed to the Administrative Agent in writing, none of the Collateral consisting of an interest in a partnership or a limited liability company (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

(h)          [ Reserved]

(i)          Consents; Etc.  There are no restrictions in any Organization Document governing any Pledged Equity or any other document related thereto which would limit or restrict (i) the grant of a Lien pursuant to this Agreement on such Pledged Equity, (ii) the perfection of such Lien or (iii) the exercise of remedies in respect of such perfected Lien in the Pledged Equity as contemplated by this Agreement.  Except for (i) the filing or recording of UCC financing statements, (ii) the filing of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office, (iii) obtaining control to perfect the Liens created by this Agreement (to the extent required under Section 4(a) hereof), (iv) such actions as may be required by Laws affecting the offering and sale of securities, (v) such actions as may be required by applicable foreign Laws affecting the pledge of the Pledged Equity of Foreign Subsidiaries and (vi) consents, authorizations, filings or other actions which have been obtained or made, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Obligor), is required for (A) the grant by such Obligor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Obligor, (B) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, the granting of control (to the extent required under Section 4(a) hereof) or by filing an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office) or (C) the exercise by the Administrative Agent or the holders of the Obligations of the rights and remedies provided for in this Agreement.

(j)          Commercial Tort Claims.  As of the Closing Date, no Obligor has any Commercial Tort Claims seeking damages in excess of $250,000 other than as set forth on Schedule 2 hereto.

4.           Covenants.  Each Obligor covenants that until the Facility Termination Date has occurred, such Obligor shall:

(a)          Instruments/Chattel Paper/Pledged Equity/Control.

(i)          If any amount in excess of $1,000,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, or if any property constituting Collateral shall be stored or shipped subject to a Document, ensure that such Instrument, Tangible Chattel Paper or Document is either in the possession of such Obligor at all times or, if requested by the Administrative Agent to perfect its security interest in such Collateral, is delivered to the Administrative Agent duly endorsed in a manner reasonably satisfactory to the Administrative Agent.  Such Obligor shall ensure that any Collateral consisting of Tangible Chattel Paper that is delivered to the Administrative Agent is marked with a legend acceptable to the Administrative Agent indicating the Administrative Agent’s security interest in such Tangible Chattel Paper.

 (ii)        Deliver to the Administrative Agent promptly upon the receipt thereof by or on behalf of an Obligor, all certificates and instruments constituting Pledged Equity.  Prior to delivery to the Administrative Agent, all such certificates constituting Pledged Equity shall be held in trust by such Obligor for the benefit of the Administrative Agent pursuant hereto.  All such certificates representing Pledged Equity shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a) hereto.

 (iii)       Execute and deliver all agreements, assignments, instruments or other documents as reasonably requested by the Administrative Agent for the purpose of obtaining and maintaining control with respect to any Collateral consisting of (i) Deposit Accounts, (ii) Investment Property, (iii) Letter-of-Credit Rights and (iv) Electronic Chattel Paper.

(b)         Filing of Financing Statements, Notices, etc.  Each Obligor shall execute and deliver to the Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary (i) to assure to the Administrative Agent its security interests hereunder, including (A) such instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights in the form of Exhibit 4(b)(i), (C) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Exhibit 4(b)(ii) hereto and (D) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Exhibit 4(b)(iii) hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder.  Furthermore, each Obligor also hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other person whom the Administrative Agent may designate, as such Obligor’s attorney in fact with full power and for the limited purpose to sign in the name of such Obligor any financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Administrative Agent’s reasonable discretion would be necessary or appropriate in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable until the Facility Termination Date has occurred.  Each Obligor hereby agrees that a photographic or other electronic reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Administrative Agent without notice thereof to such Obligor wherever the Administrative Agent may in its sole discretion desire to file the same in order to perfect or enforce the securing interest granted herein.

(c)         Collateral Held by Warehouseman, Bailee, etc.  If any Collateral in excess of $1,000,000 in the aggregate is at any time in the possession or control of a warehouseman, bailee or any agent or processor of such Obligor and the Administrative Agent so requests (i) notify such Person in writing of the Administrative Agent’s security interest therein, (ii) instruct such Person to hold all such Collateral for the Administrative Agent’s account and subject to the Administrative Agent’s instructions and (iii) use commercially reasonable efforts to obtain a written acknowledgment from such Person that it is holding such Collateral for the benefit of the Administrative Agent.

(d)        Commercial Tort Claims.  (i) Promptly forward to the Administrative Agent an updated Schedule 2 listing any and all Commercial Tort Claims by or in favor of such Obligor seeking damages in excess of $250,000 and (ii) execute and deliver such statements, documents and notices and do and cause to be done all such things as may be reasonably requested by the Administrative Agent, or required by Law to create, preserve, perfect and maintain the Administrative Agent’s security interest in any Commercial Tort Claims initiated by or in favor of any Obligor.

(e)        Books and Records.  Mark its books and records (and shall cause the issuer of the Pledged Equity of such Obligor to mark its books and records) to reflect the security interest granted pursuant to this Agreement.

(f)          Nature of Collateral.  At all times maintain the Collateral as personal property and not affix any of the Collateral to any real property in a manner which would change its nature from personal property to real property or a Fixture to real property (other than trade fixtures), unless the Administrative Agent shall have a perfected Lien on such Fixture or real property.

(g)         Issuance or Acquisition of Equity Interests in Partnership or Limited Liability Company.  Not without executing and delivering, or causing to be executed and delivered, to the Administrative Agent such agreements, documents and instruments as the Administrative Agent may reasonably require, issue or acquire any Pledged Equity consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

5.         Authorization to File Financing Statements.  Each Obligor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC (including authorization to describe the Collateral as “all personal property”, “all assets” or words of similar meaning).

6.          Advances.  On failure of any Obligor to perform any of the covenants and agreements contained herein, the Administrative Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Administrative Agent may be reasonably required in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent may make for the protection of the security hereof or which may be compelled to make by operation of Law.  All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Obligations and shall bear interest from the date said amounts are expended at the rate then applicable under the Credit Agreement.  No such performance of any covenant or agreement by the Administrative Agent on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any Default or Event of Default.  The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

7.           Remedies.

(a)           General Remedies.  Upon the occurrence of an Event of Default and during continuation thereof, the Administrative Agent shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Obligations, or by Law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Obligors to assemble and make available to the Administrative Agent at the expense of the Obligors any Collateral at any place and time designated by the Administrative Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Obligors hereby waives to the fullest extent permitted by Law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale (which in the case of a private sale of Pledged Equity, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof), at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Each Obligor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and, in the case of a sale of Pledged Equity, that the Administrative Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933.  Neither the Administrative Agent’s compliance with applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale.  To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Obligors in accordance with the notice provisions of Section 11.02 of the Credit Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice.    Each Obligor further acknowledges and agrees that any offer to sell any Pledged Equity which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, and the Administrative Agent may, in such event, bid for the purchase of such securities.  The Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given.  To the extent permitted by applicable Law, any holder of Obligations may be a purchaser at any such sale.  To the extent permitted by applicable Law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale.  Subject to the provisions of applicable Law, the Administrative Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or the Administrative Agent may further postpone such sale by announcement made at such time and place.
(b)         Remedies relating to Accounts.   During the continuation of an Event of Default, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, (i) each Obligor will promptly upon request of the Administrative Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Administrative Agent and (ii) the Administrative Agent shall have the right to enforce any Obligor’s rights against its customers and account debtors, and the Administrative Agent or its designee may notify any Obligor’s customers and account debtors that the Accounts of such Obligor have been assigned to the Administrative Agent or of the Administrative Agent’s security interest therein, and may (either in its own name or in the name of an Obligor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the holders of the Obligations in the Accounts.  Each Obligor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Administrative Agent in accordance with the provisions hereof shall be solely for the Administrative Agent’s own convenience and that such Obligor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein.  Neither the Administrative Agent nor the holders of the Obligations shall have any liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance.  Furthermore, during the continuation of an Event of Default, (i) the Administrative Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Obligors shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications, (ii) upon the Administrative Agent’s request and at the expense of the Obligors, the Obligors shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (iii) the Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Accounts.

(c)         Deposit Accounts.  Upon the occurrence of an Event of Default and during continuation thereof, the Administrative Agent may prevent withdrawals or other dispositions of funds in Deposit Accounts maintained with the Administrative Agent.

(d)         Access.  In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent shall have the right to enter and remain upon the various premises of the Obligors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise.  In addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.
(e)        Nonexclusive Nature of Remedies.  Failure by the Administrative Agent or the holders of the Obligations to exercise any right, remedy or option under this Agreement, any other Loan Document, any other document relating to the Obligations, or as provided by Law, or any delay by the Administrative Agent or the holders of the Obligations in exercising the same, shall not operate as a waiver of any such right, remedy or option.  No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the holders of the Obligations shall only be granted as provided in the Loan Documents.  To the extent permitted by Law, neither the Administrative Agent, the holders of the Obligations, nor any party acting as attorney for the Administrative Agent or the holders of the Obligations, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder.  The rights and remedies of the Administrative Agent and the holders of the Obligations under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the holders of the Obligations may have.

(f)          Retention of Collateral.  In addition to the rights and remedies hereunder, the Administrative Agent may, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable Law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Obligations.  Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Obligations for any reason.

(g)         Deficiency.  In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the holders of the Obligations are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and the fees, charges and disbursements of counsel.  Any surplus remaining after the full payment and satisfaction of the Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.  Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents or in any other documents relating to the Obligations, the obligations of each Obligor under the Credit Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any other applicable Debtor Relief Law (including any comparable provisions of any applicable state Law).

(h)        License.  The Administrative Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default and upon the exercise of remedies, without charge, each Obligor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of an Event of Default and upon the exercise of remedies, such Obligor’s rights under all licenses and all franchise agreements shall inure to the Administrative Agent’s benefit.  In addition, each Obligor hereby irrevocably agrees that the Administrative Agent may, following the occurrence and during the continuance of an Event of Default and upon the exercise of remedies, sell any of such Obligor’s Inventory directly to any person, including without limitation persons who have previously purchased such Obligor’s Inventory from such Obligor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Agreement, may sell Inventory which bears any trademark owned by or licensed to such Obligor and any Inventory that is covered by any copyright owned by or licensed to such Obligor and the Administrative Agent may (but shall have no obligation to) finish any work in process  and affix any trademark owned by or licensed to such Obligor and sell such Inventory as provided herein.

8.           Rights of the Administrative Agent.

(a)       Power of Attorney.  In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints the Administrative Agent, on behalf of the holders of the Obligations, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

(i)          to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Administrative Agent may reasonably determine;

(ii)         to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii)       to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(iv)       receive, open and dispose of mail addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor on behalf of and in the name of such Obligor, or securing, or relating to such Collateral;

(v)         sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

(vi)        adjust and settle claims under any insurance policy relating thereto;

(vii)      execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated therein;

(viii)      institute any foreclosure proceedings that the Administrative Agent may deem appropriate;

(ix)        to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(x)         to exchange any of the Pledged Equity or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may reasonably deem appropriate;

(xi)        to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Equity into the name of the Administrative Agent or one or more of the holders of the Obligations or into the name of any transferee to whom the Pledged Equity or any part thereof may be sold pursuant to Section 7 hereof;

(xii)       to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(xiii)      to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(xiv)       to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; and

(xv)       do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable until the Facility Termination Date has occurred.  The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so.  The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct.  This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral.

(b)         Assignment by the Administrative Agent.  The Administrative Agent may from time to time assign the Obligations to a successor Administrative Agent appointed in accordance with the Credit Agreement, and such successor shall be entitled to all of the rights and remedies of the Administrative Agent under this Agreement in relation thereto.

(c)         The Administrative Agent’s Duty of Care.  Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.  In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Administrative Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale.
(d)         Liability with Respect to Accounts.  Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account.  Neither the Administrative Agent nor any holder of Obligations shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any holder of Obligations of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any holder of Obligations be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(e)         Voting and Payment Rights in Respect of the Pledged Equity.

(i)          So long as no Event of Default shall exist, each Obligor may (A) exercise any and all voting and other consensual rights pertaining to the Pledged Equity of such Obligor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement and (B) receive and retain any and all dividends (other than stock dividends and other dividends constituting Collateral which are addressed hereinabove), principal or interest paid in respect of the Pledged Equity to the extent they are allowed under the Credit Agreement; and

(ii)        During the continuance of an Event of Default, (A) upon prior written notice to Parent, all rights of an Obligor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (i)(A) above shall cease and all such rights shall thereupon become vested in the Administrative Agent which shall then have the sole right to exercise such voting and other consensual rights, (B) all rights of an Obligor to receive the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to clause (i)(B) above shall cease and all such rights shall thereupon be vested in the Administrative Agent which shall then have the sole right to receive and hold as Collateral such dividends, principal and interest payments, and (C) all dividends, principal and interest payments which are received by an Obligor contrary to the provisions of clause (ii)(B) above shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Obligor, and shall be forthwith paid over to the Administrative Agent as Collateral in the exact form received, to be held by the Administrative Agent as Collateral and as further collateral security for the Obligations.

(f)          Releases of Collateral.  (i) If any Collateral shall be sold, transferred or otherwise disposed of by any Obligor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Obligor, shall promptly execute and deliver to such Obligor all releases and other documents, and take such other action, reasonably necessary for the release of the Liens created hereby or by any other Collateral Document on such Collateral.  (ii) The Administrative Agent may release any of the Pledged Equity from this Agreement or may substitute any of the Pledged Equity for other Pledged Equity without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Agreement as to any Pledged Equity not expressly released or substituted, and this Agreement shall continue as a first priority lien on all Pledged Equity not expressly released or substituted.

9.          Application of Proceeds.  Upon the acceleration of the Obligations pursuant to Section 9.02 of the Credit Agreement, any payments in respect of the Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any holder of the Obligations in Money or its equivalent, will be applied in reduction of the Obligations in the order set forth in Section 9.03 of the Credit Agreement.

10.        Compromises and Collection of Collateral.   Each Obligor and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable.  In view of the foregoing, each Obligor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

11.       Subordination of Intercompany Indebtedness.   Each Obligor agrees that any and all claims of such Obligor against any other Obligor (each an “Intercompany Obligor”) with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations, provided that, and not in contravention of the foregoing, so long as no Event of Default has occurred and is continuing, such Obligor may make loans to and receive payments in the ordinary course of business with respect to such Intercompany Indebtedness from each such Intercompany Obligor to the extent not prohibited by the terms of this Agreement and the other Loan Documents.  Notwithstanding any right of any Obligor to ask, demand, sue for, take or receive any payment from any Intercompany Obligor, all rights, liens and security interests of such Obligor, whether now or hereafter arising and howsoever existing, in any assets of any other Intercompany Obligor shall be and are subordinated to the rights of the holders of the Obligations and the Administrative Agent in those assets.  No Obligor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until the Facility Termination Date has occurred.  If all or any part of the assets of any Intercompany Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Intercompany Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Intercompany Obligor is dissolved or if substantially all of the assets of any such Intercompany Obligor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Intercompany Obligor to any Obligor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Obligations, due or to become due, until such Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied (in cash).  Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Obligor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the occurrence of the Facility Termination Date, such Obligor shall receive and hold the same in trust, as trustee, for the benefit of the holders of the Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of the holders of the Obligations, in precisely the form received (except for the endorsement or assignment of the Obligor where necessary), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Obligor as the property of the holders of the Obligations.  If any such Obligor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same.  Each Obligor agrees that until the Facility Termination Date has occurred, no Obligor will assign or transfer to any Person (other than the Administrative Agent or the Borrower or another Obligor) any claim any such Obligor has or may have against any Intercompany Obligor.

12.         Continuing Agreement.  This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any holder of the Obligations as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any holder of the Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligations.

13.        Amendments; Waivers; Modifications, etc.  This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.01 of the Credit Agreement; provided that any update or revision to Schedule 2 hereof delivered by any Obligor shall not constitute an amendment for purposes of this Section 13 or Section 11.01 of the Credit Agreement.

14.        Successors in Interest.  This Agreement shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the holders of the Obligations hereunder, to the benefit of the Administrative Agent and the holders of the Obligations and their successors and permitted assigns.
15.         Notices.  All notices required or permitted to be given under this Agreement shall be in conformance with Section 11.02 of the Credit Agreement.

16.        Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which shall constitute one and the same instrument.  It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.   The terms of Section 11.18 of the Credit Agreement with respect to electronic execution are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

17.         Headings.  The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

18.        Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL.  The terms of Sections 11.14 and 11.15 of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

19.         Severability.  If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

20.       Entirety.  This Agreement, the other Loan Documents and the other documents relating to the Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Obligations, or the transactions contemplated herein and therein.

21.         Other Security.  To the extent that any of the Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Obligations or any of the rights of the Administrative Agent or the holders of the Obligations under this Agreement, under any other of the Loan Documents or under any other document relating to the Obligations.

22.        Joinder.  At any time after the date of this Agreement, one or more additional Persons may become party hereto by executing and delivering to the Administrative Agent a Joinder Agreement.  Immediately upon such execution and delivery of such Joinder Agreement (and without any further action), each such additional Person will become a party to this Agreement as an “Obligor” and have all of the rights and obligations of an Obligor hereunder and this Agreement and the schedules hereto shall be deemed amended by such Joinder Agreement.

23.        Amendment and Restatement; Reaffirmation.  The parties to this Agreement agree that, on the date hereof, the terms and provisions of the Existing Security Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement.  Neither the execution, delivery and acceptance of this Agreement nor any of the terms, covenants, conditions or other provisions set forth herein are intended, nor shall they be deemed or construed, to effect a novation of any liens or indebtedness or other obligations under the Existing Security Agreement or to pay, extinguish, release, satisfy or discharge (i) all or any part of the indebtedness or other obligations evidenced by the Existing Security Agreement, (ii) the liability of any Person under the Existing Security Agreement, (iii) the liability of any Person with respect to the Existing Security Agreement or any indebtedness or other obligations evidenced thereby, or (iv) any deeds of trust, mortgages, liens, security interests or contractual or legal rights securing all or any part of such indebtedness or other obligations.

[SIGNATURE PAGES FOLLOW]

Each of the parties hereto has caused a counterpart of this Amended and Restated Security and Pledge Agreement to be duly executed and delivered as of the date first above written.

OBLIGORS:	BALCHEM CORPORATION, a Maryland corporation
BCP INGREDIENTS, INC., a Delaware corporation
ABERCO, INC., a Maryland corporation
SENSORYEFFECTS, INC., a Delaware corporation
ALBION LABORATORIES, INC., a Nevada corporation and
SENSORYEFFECTS CEREAL SYSTEMS, INC., a Delaware corporation,

each as an Obligor

By:	/s/ Martin Bengtsson
Name:	Martin Bengtsson
Title:	Treasurer

Signature Page to Amended and Restated Security Agreement

Accepted and agreed to as of the date first above written.

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Stacey Zoland
Name: Stacey Zoland
Title: Authorized Officer

Signature Page to Amended and Restated Security Agreement

SCHEDULE 1

PLEDGED EQUITY

Obligor	Name of Subsidiary	Number of Shares	Certificate Number(s)	Percentage Ownership	Percentage Ownership Pledged to Administrative Agent
Balchem Corporation	SensoryEffects, Inc.	4,565.066	C-062	100%	100%
Balchem Corporation	BCP Ingredients, Inc.	500	1	100%	100%
Balchem Corporation	ABERCO, INC.	500	6	100%	100%
Balchem Corporation	Albion Laboratories, Inc.	1,415	13 (113 shares); 20 (405 shares); 21 (21 shares); 23 (18 shares); 25 (18 shares); 27 (13 shares); 29 (10 shares); 31 (735 shares); 32 (74 shares); and 33 (8 shares)	100%	100%
Balchem Corporation	Balchem B.V.	12,466	N/A	100%	100% non-voting 66% voting
Balchem Corporation	Balchem NV	5,000	N/A	100%	100% non-voting 66% voting
Balchem Corporation	Kechu BidCo	402,103,074	N/A	93%	100% non-voting 66% voting
Balchem Corporation	SNP Therapeutics LLC	714,577	N/A	4.75%	100%
SensoryEffects, Inc.	SensoryEffects Cereal Systems, Inc.	1,000	002	100%	100%

SCHEDULE 2

COMMERCIAL TORT CLAIMS

None.

EXHIBIT 4(a)

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the following equity interests of _____________________, a ____________ corporation:

No. of Shares	Certificate No.

and irrevocably appoints __________________________________ its agent and attorney-in-fact to transfer all or any part of such equity interests and to take all necessary and appropriate action to effect any such transfer.  The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

By:
Name:
Title:

EXHIBIT 4(b)(i)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

COPYRIGHTS

United States Copyright Office

Ladies and Gentlemen:

Please be advised that pursuant to the Amended and Restated Security and Pledge Agreement dated as of July 27, 2022 (as the same may be amended, modified, extended or restated from time to time, the “Agreement”) by and among the Obligors party thereto (each an “Obligor” and collectively, the “Obligors”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the holders of the Obligations referenced therein, the undersigned Obligor has granted a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to the copyrights and copyright applications set forth on Schedule 1 hereto to the Administrative Agent for the ratable benefit of the holders of the Obligations.

The undersigned Obligor and the Administrative Agent, on behalf of the holders of the Obligations, hereby acknowledge and agree that the security interest in the foregoing copyrights and copyright applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any copyright or copyright application.

Very truly yours,

[Obligor]

By:
Name:
Title:

Acknowledged and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT 4(b)(ii)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

PATENTS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Amended and Restated Security and Pledge Agreement dated as of July 27, 2022 (as the same may be amended, modified, extended or restated from time to time, the “Agreement”) by and among the Obligors party thereto (each an “Obligor” and collectively, the “Obligors”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the holders of the Obligations referenced therein, the undersigned Obligor has granted a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to the patents and patent applications set forth on Schedule 1 hereto to the Administrative Agent for the ratable benefit of the holders of the Obligations.

The undersigned Obligor and the Administrative Agent, on behalf of the holders of the Obligations, hereby acknowledge and agree that the security interest in the foregoing patents and patent applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any patent or patent application.

Very truly yours,

[Obligor]

By:
Name:
Title:

Acknowledged and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT 4(b)(iii)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

TRADEMARKS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Amended and Restated Security and Pledge Agreement dated as of July 27, 2022 (as the same may be amended, modified, extended or restated from time to time, the “Agreement”) by and among the Obligors party thereto (each an “Obligor” and collectively, the “Obligors”) and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the holders of the Obligations referenced therein, the undersigned Obligor has granted a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to the trademarks and trademark applications set forth on Schedule 1 hereto to the Administrative Agent for the ratable benefit of the holders of the Obligations.

The undersigned Obligor and the Administrative Agent, on behalf of the holders of the Obligations, hereby acknowledge and agree that the security interest in the foregoing trademarks and trademark applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.

Very truly yours,

[Obligor]

By:
Name:
Title:

Acknowledged and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title: